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                                                                  EXHIBIT 10.17




                                   TFH CORP.
                            EXECUTIVE INCENTIVE PLAN
               FOR CERTAIN EXECUTIVE OFFICERS OF TOM'S FOODS INC.

Approved by the Board of Directors of TFH Corp. on September 29, 1997
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 Purpose:                                     To provide incentives to the senior management of Tom's Foods Inc.
                                              (the "Company") to achieve certain performance targets


 Participants:                                Rolland G. Divin, President and Chief Executive Officer

                                              S. Albert Gaston, Senior Vice President and Chief Financial Officer

                                              Gerald R. Barker, Senior Vice President - Marketing


 Allocation of Benefits:                      All benefits to be received by the participants under this plan will be allocated among the Participants as follows:

                                                Divin    60%
                                                Gaston    20%
                                                Barker    20%


 Grant of Options:                            TFH will grant to the Participants options to acquire an aggregate of
                                              20% of the Class A Preferred Stock and Class B Preferred Stock issued to TFH in exchange for existing Company indebtedness.  The aggregate exercise price for these options will be $1,000.

                                              The options will vest in the following annual increments after consummation of the offering (the "Offering") by the Company of
                                              $60,000,000 of __% Senior Secured Notes Due 2004 (the "Closing"):

                                              Employed by the Company
                                              in senior management
                                              positions through                                               % Vested
                                              ------------------------                                        --------

                                              First anniversary of Closing                                      33.33%
                                              Second anniversary of Closing                                     66.67%
                                              Third anniversary of Closing                                     100.00%

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                                              Upon termination of employment all unvested options will terminate.

                                              All vested options may be exercised at any time.

                                              All options will terminate on December 31, 2002.

                                              TFH will enter into an option agreement with each Participant.

 Additional Exercise Events:                  The options will vest, for those Participants then employed by the
                                              Company, upon: (i) a sale of the Company of substantially all its assets; (ii) an exchange of the outstanding Preferred Stock for Common
                                              Stock of the Company; (iii) a Public Equity Offering; or (iv) a
                                              redemption of or sale to a third party of the Preferred Stock
                                              (collectively, the "Exercise Events").  In addition, the options to acquire Class A Preferred Stock may be exercised at any time prior to
                                              December 31, 2002 if the Class A Preferred Stock become exchangeable for exchange notes.  The options to acquire Preferred Stock shall apply to any partial exchanges under clause (ii) above, to partial redemptions or sales under clause (iv) above and partial
                                              exchangeability of the Preferred Stock, to the extent of 20% of the amount exchanged, redeemed, sold or exchangeable.
 Cash Payment:                                The Participants will receive an aggregate amount in cash equal to 20%
                                              of all cash proceeds received by TFH Corp. upon consummation of the
                                              Offering which are in excess of $35 million; 50% of such amount will be paid on the Closing Date and the remaining 50% will be paid on
                                              December 31, 1998 to Participants then employed by the Company.

 Effective Date of Plan:                      The effectiveness of this Plan is subject to the consummation of the
                                              Offering and the exchange of existing Company indebtedness held by TFH
                                              Corp. for cash and shares of Class A Preferred Stock and Class B
                                              Preferred Stock.

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